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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-49022, No. 33-64566, No. 33-80372, No. 33-85806, and 333-00218 of our report dated January 23, 1998, appearing in the Annual Report on From 10-K of Ardent Software, Inc. (formerly VMARK Software, Inc.) for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Boston, Massachusetts
March 28, 1998